Exhibit 99.1

NEWS RELEASE

Global Power • 400 E Las Colinas Blvd., Suite 400 • Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Announces Joint Venture with Bechtel

IRVING, Texas, October 27, 2017 — Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”) today announced that its wholly-owned subsidiary, Williams Industrial Services Group, LLC through its subsidiary Williams Plant Services, LLC (“Williams”), has formed a joint venture with Bechtel to establish Richmond County Constructors LLC (RCC”).  RCC will operate as construction subcontractor to Bechtel, who has been selected as the prime construction contractor for the Plant Vogtle Units 3 & 4 nuclear expansion project in Georgia.  RCC will provide construction craft labor and supervision for the project.  Williams is a 25% member in the joint venture.

Loren Monty, President of Global Power’s Services segment, commented, “This joint venture has expanded Williams’ scope of work at Vogtle 3 & 4.  This also positions us to win potential additional work at Vogtle 3 & 4 outside of the joint venture.  Overall, we expect that this project will improve Williams’ financial performance and strengthen our ability to pursue more opportunities in energy and industrial markets.”

Craig Holmes and Tracy Pagliara, Co-Presidents and Co-CEOs of the Company further commented, “We are excited that Williams will be participating in the significant construction projects at Vogtle 3 & 4.  This will help the Company as we continue to work through operating performance and liquidity challenges in our businesses.”

About Global Power

Global Power is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global energy and industrial markets.  The Company reports in two operating segments.  The Services segment provides lifecycle maintenance, repair, on-site specialty support, outage management, construction and fabrication services for the power generation, industrial, chemical/petrochemical processing and oil and gas industries.  The Electrical Solutions segment provides custom-configured electrical houses and generator enclosures for a variety of industries.

The Company provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include statements or expectations regarding the Company’s ability to effectively execute the contract award, gain additional opportunities on the construction project, consistently provide quality service and related matters.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties, including our ability to comply with the terms of our credit facility.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, the success of the construction of the nuclear power facilities, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost

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overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that had previously been provided by Global Power, shortages in, or increases in prices for, energy and materials we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of our stock price, deterioration or uncertainty of credit markets, changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates and the banking environment or monetary policy.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of the Company’s 2016 Annual Report on Form 10-K titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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